UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)  January 7, 2008
LAND O’LAKES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	333-84486	41-0365145

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4001 Lexington Avenue North Arden Hills, Minnesota	55126

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (651) 481-2222
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b)).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 APPOINTMENT OF CERTAIN PRINCIPAL OFFICERS
     On January 9, 2008, Land O’Lakes, Inc. (the “Company”) announced that a long-term employee of its Seed division would be assuming the principal operating officer responsibilities of that division, and that the Seed division’s former principal operating officer will assume new responsibilities within the Company.
     As announced, Dave Seehusen, 61, will become Executive Vice President, Ag Business Development and Member Services, a position that did not exist previously. Mr. Seehusen has been employed by the Company for approximately 40 years, and has served as the Executive Vice President and Chief Operating Officer of the Company’s Seed division for the past 23 years.
     Mike Vandelogt, 53, will become Executive Vice President and Chief Operating Officer of Winfield Solutions, Seed Division, filling the vacancy created by Mr. Seehusen’s move noted above. Mr. Vandelogt has been with the Company the for past 17 years, starting as Corn Product Manager, then becoming Seed’s Director of Marketing and, most recently, Seed’s Director of Sales & Marketing.
ITEM 8.01 OTHER EVENTS
     The Company also made the following announcements related to its senior strategy team:
     Barry Wolfish, 51, is moving from his current position as Vice President, Corporate Strategy and Business Development, to become Senior Vice President, Corporate Marketing Strategy, a position that did not exist previously. Mr. Wolfish has been with the Company the past eight years. Mr. Wolfish served in the strategy and business development role since August 2005. Prior to that role, Mr. Wolfish served as Vice President of the Cheese, Deli, Foodservice and Specialty Foods businesses. Before joining the Company, Mr. Wolfish spent 17 years with General Mills, Inc. in marketing leadership roles of increasing responsibility.
     Jean-Paul Ruiz-Funes, 50, is joining the Company as Senior Vice President, Corporate Strategy and Business Development, filling the vacancy created by Mr. Wolfish’s move noted above. From 2003 through 2007, Mr. Ruiz-Funes was employed by Baxter International serving as General Manager, Global IV Solutions Medication Delivery (2005-2007), and as Vice President, Strategy & Business Development, Medication Delivery (2003-2005). From 2002 to 2003, Mr. Ruiz-Funes served as Director and Founding Principal of The Capital Executive Group, LLC, a Chicago-based consulting firm based where he targeted proprietary management-centric investment and value-creation opportunities and investigated acquisitions in agricultural production and storage systems, industrial tires and automotive parts recycling. Mr. Ruiz-Funes also served as Vice President, Corporate Strategy & New Ventures at The Quaker Oats Company (2000-2001) and as Principal at McKinsey & Company (1988-2000).

     A copy of the Company’s press release is attached hereto as Exhibit 99.1
ITEM 9.01 EXHIBITS
     (c) Exhibits.
99.1	Land O’Lakes, Inc. press release dated January 9, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LAND O’LAKES, INC.
Date: January 9, 2008	/s/ Daniel Knutson
Daniel Knutson
Senior Vice President and Chief Financial Officer